                                                                    Exhibit 99.1

                                   901 Lakeshore Drive, . Lake Charles, LA 70601
                                                             Phone: 337.436.9000
                                                               www.usunwired.com

[LOGO] US Unwired

--------------------------------------------------------------------------------

Contact: Ed Moise, Investor Relations
         (337) 310-3500

         US UNWIRED REPORTS $128.7 MILLION IN REVENUE FOR FIRST QUARTER

--------------------------------------------------------------------------------
CONSOLIDATED FIRST QUARTER HIGHLIGHTS:

                                                           3 months ended 3/31
                                                          --------------------
($000)                                                      2003        2002
                                                          --------    --------
Total Revenues                                            $128,747    $ 92,070
Net Loss                                                   (57,472)    (28,361)
Capital Expenditures                                         9,829      39,258

                                                           3 months ended 3/31
                                                          --------------------
                                                            2003        2002
                                                          --------    --------
Ending PCS Subscribers                                     584,190     350,296
Net PCS Subscriber Additions                                25,623      32,135
Postpay PCS Churn                                              3.6%        3.4%
PCS ARPU**                                                $  68.97    $  87.44
**Includes roaming
--------------------------------------------------------------------------------

    EDITOR'S NOTE: The term "PCS" in this release refers to the customers and network that US Unwired manages as a PCS Affiliate of Sprint.

LAKE CHARLES, LA (May 15, 2003)--US Unwired Inc. (OTCBB:UNWR), a PCS Affiliate of Sprint (NYSE:FON, PCS), today reported revenues of $128.7 million for the three-month period ended March 31, 2003. PCS operations generated $124.5 million in total revenue for the quarter. Subscriber revenue and roaming revenue from PCS operations were $91.3 million and $26.6 million, respectively.

"Our continued commitment to our business plan has resulted in improved financial and operating results. As an example, we reduced our blocked and dropped call rate by more than 12% while spending only $9.8 million on capital expenditures during the quarter. Other operational improvements included churn which decreased for the second consecutive quarter," said Robert Piper, US Unwired's President and Chief Executive Officer. "However, we still have significant challenges ahead of us. We are working hard to reach an agreement with both our banking groups to provide the required covenant relief."

At the end of the first quarter of 2003, total wireless subscribers (including PCS, cellular and resale) were 633,432, while PCS subscribers were 584,190, up from 561,162 in the fourth quarter of 2002. Of the 25,623 PCS net subscriber additions during the first quarter, 4,717 were from the Company's IWO Holdings subsidiary's operations. The March 31, 2003 PCS subscriber count included a reduction of 2,595 subscribers written-off as part of the subscriber validation tests performed while implementing a new subscriber reporting system.

PCS subscriber acquisition cost was $297 for the first quarter of 2003. For the first quarter of 2003, monthly average minutes of use were 676 per average PCS subscriber with roaming and 518 without roaming; total PCS system minutes of use were approximately 1.2 billion, including 352 million roaming minutes; postpay PCS churn, net of 30-day returns, was approximately 3.6%. Average monthly revenue per PCS subscriber (ARPU), including roaming, was $68.97 for the quarter, compared to $84.56 a quarter ago, reflecting a reduction of our travel rate with Sprint from 20 to 5.8 cents. This travel rate change accounted for 96% of the decrease in ARPU.

Total capital expenditures were $9.8 million for the quarter, $9.7 million of which were related to the company's portion of the Sprint wireless network that as of March 31, 2003, covered 12.7 million residents with 1,831 sites.

On a consolidated basis, US Unwired had unrestricted cash of approximately $73.3 million and restricted cash of $30.2 million at March 31, 2003.

Under its $170 million bank credit facility, US Unwired was in full compliance with its covenants and had $73.2 million of availability. However, the company believes it will violate certain financial covenants during 2003, which would permit the lenders to disallow future borrowings.

                                     -MORE-

US Unwired Reports First Quarter Results
Page 2
May 15, 2003

IWO was not in compliance with the covenants of its $240 million bank credit facility as of March 31, 2003, and may not have access to the facility's $25.3 million of remaining capacity. US Unwired has not guaranteed or otherwise become responsible for IWO's debt. As a result of liquidity challenges, IWO has elected to abandon the construction of cell sites that do not provide a sufficient level of enhanced coverage. IWO recorded an asset abandonment charge of $12.4 million during the three-month period ended March 31, 2003 for the cell sites and the related property leases of these abandoned cell sites.

US Unwired will hold a conference call to discuss this press release at 11:00 a.m. Eastern Time on May 16, 2003. An online replay will be available approximately one hour following the conclusion of the live broadcast and will continue through May 31, 2003. Links to these events can be found at the Company's web site at http://www.usunwired.com. If Internet access is unavailable, investors and other interested parties may listen to the teleconference by calling 888-694-4502. The teleconference will be available for replay until May 23, 2003, by calling 973-341-3080, and entering 3895707 when prompted for the pin number.

About US Unwired

US Unwired Inc., headquartered in Lake Charles, La., holds direct or indirect ownership interests in five PCS Affiliates of Sprint: Louisiana Unwired, Texas Unwired, Georgia PCS, IWO Holdings and Gulf Coast Wireless. Through Louisiana Unwired, Texas Unwired, Georgia PCS and IWO Holdings, US Unwired is authorized to build, operate and manage wireless mobility communications network products and services under the Sprint brand name in 67 markets, currently serving over 500,000 PCS customers. US Unwired's PCS territory includes portions of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee, Texas, Massachusetts, New Hampshire, New York, Pennsylvania, and Vermont. In addition, US Unwired provides cellular and paging service in southwest Louisiana. For more information on US Unwired and its products and services, visit the company's web site at http://www.usunwired.com. US Unwired is traded on the OTC Bulletin Board under the symbol "UNWR".

About Sprint

Sprint operates the largest, 100-percent -digital, nationwide PCS wireless network in the United States, already serving more than 4,000 cities and communities across the country. Sprint has licensed PCS coverage of more than 280 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. In August 2002, Sprint became the first wireless carrier in the country to launch next generation services nationwide delivering faster speeds and advanced applications on Vision-enabled Phones and devices. For more information on products and services, visit www.sprint.com/mr. PCS is a wholly owned tracking stock of Sprint Corporation trading on the NYSE under the symbol "PCS." Sprint is a global communications company with approximately 72,000 employees worldwide and nearly $72 billion in annual revenues and is widely recognized for developing, engineering and deploying state-of-the art network technologies.

This press release may contain forward-looking statements. Forward-looking statements are statements about current and future business strategy, operations, capabilities, construction plan, construction schedule, financial projections, plans and objectives of management, expected actions of third parties and other matters. Forward-looking statements often include words like believes, belief, expects, plans, anticipates, intends, projects, estimates, may, might, would, or similar words. Forward-looking statements are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such factors include: the competitiveness of and the financial impact of Sprint wireless pricing plans, products and services; the ability of Sprint to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; the ability to successfully complete the build-out of the IWO Holdings' network; the potential need for additional capital; future losses; the significant level of indebtedness of the companies; and volatility of US Unwired's stock price. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this press release, please refer to Items 1 and 7 of US Unwired's Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission. US Unwired does not undertake to update or revise any forward-looking statement contained herein.

                                     -MORE-

US Unwired Reports First Quarter Results
Page 3
May 15, 2003

                        US UNWIRED INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                                                   For the three months ended
                                                                            March 31,
                                                                   --------------------------
                                                                        2003       2002
                                                                      --------   --------
Revenues:
   Subscriber                                                         $ 94,273   $ 56,115
   Roaming                                                              27,491     30,743
   Merchandise sales                                                     6,370      4,287
   Other revenue                                                           613        925
                                                                      --------   --------

   Total revenue                                                       128,747     92,070
Expense:
   Cost of service                                                      51,846     39,975
   Merchandise cost of sales                                             9,490      7,990
   General and administrative                                           35,277     25,969
   Sales and marketing                                                  25,546     21,544
   Non-cash stock compensation                                           1,067      1,166
   Depreciation and amortization                                        30,161     14,185
   IWO asset abandonment charge                                         12,403         --
                                                                      --------   --------
   Total operating expense                                             165,790    110,829
                                                                      --------   --------
   Operating loss                                                      (37,043)   (18,759)
   Other income (expense):
   Interest expense                                                    (20,690)   (10,107)
   Gain on sale of assets                                                   81         --
                                                                      --------   --------
   Total other expense                                                 (20,609)   (10,107)
                                                                      --------   --------

Loss before equity in income (loss) of unconsolidated affiliates       (57,652)   (28,866)

Equity in income of unconsolidated affiliates                              180        505
                                                                      --------   --------

Net loss                                                              $(57,472)  $(28,361)
                                                                      ========   ========

Basic and diluted loss per share                                      $  (0.45)  $  (0.33)
                                                                      ========   ========

Weighted average outstanding common shares                             128,832     84,856
                                                                      ========   ========

                                     -MORE-

US Unwired Reports First Quarter Results
Page 4
May 15, 2003

                        US UNWIRED INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                          March 31,    December 31,
                                                                            2003           2002
                                                                         -----------   ------------
                                                                         (Unaudited)
Current assets:
   Cash and cash equivalents                                              $  73,328     $  61,985
   Restricted cash                                                           30,182        33,218
   Subscriber receivables, net                                               34,779        47,727
   Other receivables                                                          2,471         2,661
   Inventory                                                                  8,162         5,315
   Prepaid expenses and other assets                                         18,125        15,077
   Receivables from related parties                                             710           681
   Receivables from officers                                                     86           101
                                                                          ---------     ---------

   Total current assets                                                     167,843       166,765

Property and equipment, net                                                 463,114       484,014
Restricted cash                                                                  --         8,000
Goodwill                                                                     51,965        51,961
Intangibles, net                                                             68,441        78,292
Notes receivable from unconsolidated affiliates                               1,815         1,811
Other assets                                                                 40,146        40,587
                                                                          ---------     ---------

Total assets                                                              $ 793,324     $ 831,430
                                                                          =========     =========

Current liabilities:
   Accounts payable                                                       $  24,667     $  28,301
   Accrued expenses                                                          80,465        67,665
   Current maturities of US Unwired Inc. long term obligations                7,624         5,018
   Current maturities of IWO Holdings, Inc. long term obligations           350,564            --
                                                                          ---------     ---------
   Total current liabilities                                                463,320       100,984

Long term obligations of US Unwired Inc., net of current maturities         419,483       411,995
Long term obligations of IWO Holdings, Inc., net of current maturities           --       350,207
Deferred gain                                                                33,425        34,581
Investments in and advances to unconsolidated affiliates                      3,737         3,901

Stockholders' deficit:
   Common stock                                                               1,288         1,288
   Additional paid in capital                                               658,527       657,459
   Retained deficit                                                        (786,282)     (728,811)
   Promissory note                                                             (174)         (174)
                                                                          ---------     ---------
   Total stockholders' deficit                                             (126,641)      (70,238)
                                                                          ---------     ---------

   Total liabilities and stockholders' deficit                            $ 793,324     $ 831,430
                                                                          =========     =========

                                     -MORE-

US Unwired Reports First Quarter Results
Page 5
May 15, 2003

                        US UNWIRED INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (Unaudited)

                                                      For the three months ended
                                                               March 31,
                                                      --------------------------
                                                           2003        2002
                                                         -------    ---------
        Cash flows from operating activities

Net cash provided by operating activities                $ 9,959    $  3,413

        Cash flows from investing activities

Proceeds from restricted cash                             11,035          --
Proceeds from sale of assets                                 350          --
Payments for the purchase of equipment                    (9,829)    (39,258)
Acquisition of business, net of cash acquired                 --     (55,265)
Sale of marketable securities                                 --      10,016
                                                         -------    --------

Net cash provided by (used in) investing activities        1,556     (84,507)

        Cash flows from financing activities

Principal payments of long-term debt                        (172)       (171)
Proceeds from long-term debt                                  --      40,000
Proceeds from stock options exercised                         --         167
Debt issuance costs                                           --        (763)
                                                         -------    --------

Net cash (used in) provided by financing activities         (172)     39,233
                                                         -------    --------

Net change in cash and cash equivalents                   11,343     (41,861)

Cash and cash equivalents at beginning of period          61,985     100,589
                                                         -------    --------

Cash and cash equivalents at end of period               $73,328    $ 58,728
                                                         =======    ========

                                     -MORE-